   As filed with the Securities and Exchange Commission on October 24, 2002.

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               COGNEX CORPORATION
               (Exact name of issuer as specified in its charter)

      Massachusetts                                      04-2713778
(State of Incorporation)                    (IRS Employer Identification Number)

                       One Vision Drive, Natick, MA 01760
                    (Address of Principal Executive Offices)

                                 (508) 650-3000
              (Registrant's telephone number, including area code)

                               COGNEX CORPORATION
                         2001 GENERAL STOCK OPTION PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                               Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed               Proposed
                                                       Maximum                Maximum
       Title of                 Amount                Offering               Aggregate              Amount of
      Securities                 to be                 Price                Offering              Registration
   to be Registered          Registered(1)           Per Share                Price                  Fee(2)
   ----------------          -------------           -----------            ----------            -------------
Common Stock,                  7,500,000               $17.285             $129,637,500            $11,926.65
par value
$.002 per share

--------------------------------------------------------------------------------

     (1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

     (2) The registration fee has been calculated on the basis of the average of the high and low sale prices on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on October 17, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is an equity partner of Goodwin Procter LLP, is Clerk of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

     "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      Article VII of the By-laws of the Company provides as follows:

                                   ARTICLE VII

                     INDEMNIFICATION OF DIRECTORS AND OTHERS

      SECTION 7.1   DEFINITIONS

      For purposes of this Article VII:

      (a) "Director/officer" means any person who is serving or has served as a Director, officer, employee or other agent of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

      (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

      (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

      SECTION 7.2   RIGHT TO INDEMNIFICATION

      Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article VII, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

      SECTION 7.3   INDEMNIFICATION NOT AVAILABLE

      No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

      SECTION 7.4   COMPROMISE OR SETTLEMENT

      In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

      SECTION 7.5   ADVANCES

      The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding, upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

      SECTION 7.6   NOT EXCLUSIVE

      Nothing in this Article VII shall limit any lawful rights to indemnification existing independently of this Article VII.

      SECTION 7.7   INSURANCE

      The provisions of this Article VII shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article VII.

      ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

      ITEM 8.  EXHIBITS

      Number      Description
      ------      -----------

         4.1      Cognex Corporation 2001 General Stock Option Plan.
         5.1 Opinion of Goodwin Procter LLP, as to legality of shares being registered and consent of Goodwin Procter LLP.
         23.1     Consent of Goodwin Procter LLP (included in Exhibit 5.1).
         23.2     Consent of PricewaterhouseCoopers LLP.
         24.1     Powers of Attorney (included on Page II-5).

    ITEM 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertake the following:

    (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts on October 16, 2002.

                                          COGNEX CORPORATION



                                          By   /s/Robert J. Shillman
                                               ---------------------------------
                                               Robert J. Shillman, President and
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Shillman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature               Title                                                       Date

/s/Robert J. Shillman        President, Chief Executive Officer and                  October 16, 2002
Robert J. Shillman           Chairman of the Board of Directors
                             (principal executive officer)

/s/Richard Morin             Senior Vice President of Finance, Chief                 October 16, 2002
Richard Morin                Financial Officer and Treasurer (principal
                             financial and accounting officer)

/s/Patrick Alias             Director                                                October 16, 2002
Patrick Alias


/s/Jerald G. Fishman         Director                                                October 16, 2002
Jerald G. Fishman


/s/Willia A. Krisky          Director                                                October 16, 2002
William A. Krirsky


/s/Rubin Wasserman           Director                                                October 16, 2002
Rubin Wasserman


/s/Anthony Sun               Director                                                October 16, 2002
Anthony Sun

                                INDEX TO EXHIBITS

Exhibit
Number

4.1       Cognex Corporation 2001 General Stock Option Plan.

5.1 Opinion of Goodwin Procter LLP as to legality of shares being registered and consent of Goodwin Procter LLP.

23.1      Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1      Powers of Attorney (See page II-5).